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                        REPLACEMENT STOCK OPTION AGREEMENT

         This Replacement Stock Option Agreement is made as of December 15, 1997 between AHC I Acquisition Corp., a Delaware corporation (the "Company"), and Roger L. Barnett (the "Barnett"),

         1. BACKGROUND. As of August 4, 1994, Barnett was granted a stock option ("Arcade Option") under the 1993 Stock Option Plan of Arcade Holding Corporation, a Delaware Corporation ("Arcade"). In connection with the acquisition of all the shares of common stock of Arcade by the Company (the "Transaction") and pursuant to the terms of an Option Substitution Agreement dated as of December 15, 1997 ("Option Substitution Agreement") among the Company, Barnett and Arcade, a portion of the Arcade Option ("Surrendered Arcade Option") was surrendered, terminated and cancelled. This option is granted in replacement of the Surrendered Arcade Option to preserve those opportunities and benefits under the Arcade Option which were terminated and cancelled in connection with the Transaction,

         2. GRANT OF OPTION. The Company hereby irrevocably grants to Barnett a stock option (the "Option") to purchase all or any part of an aggregate of 100,000 shares of 15% Senior Preferred Stock Due 2012, per value $.01 per share of the Company (the "Preferred Stock") (such number being subject to adjustment as provided in Section 8) on the terms and conditions hereinafter set forth. The number of shares of Preferred Stock subject to the Option has been determined in accordance with the Option Substitution Agreement.

         3. PURCHASE PRICE. The per share purchase price of the shares of Preferred Stock deliverable upon exercise of the Option shall be $1.37. The per share purchase price has been determined in accordance with the Option Substitution Agreement.

         4. VESTING AND TERM. The Option shall be fully vested and may be exercised, in part or in full, at any time and from time to time prior to the expiration or termination thereof.

         The term of the Option shall expire, if not sooner terminated as provided herein, on August 4, 2004, (which is the 10th anniversary of the date of grant of the Arcade Option), and the Option is not exercisable as to any shares on or after such date.

         5. PUT AND CALL AGREEMENT. Barnett and the Company agree that this Option and any Preferred Shares acquired pursuant to the Option shall be subject to the terms and conditions of that certain Put and Call Agreement dated as of December 15, 1997, a copy of which is attached hereto.

         6. NONTRANSFERABILITY. The Option shall not be transferable (other than pursuant to the Put and Call Agreement dated the date hereof among the parties hereto and certain shareholders of the Company) otherwise than by will or the laws of descent and distribution and the Option may be exercised, during the lifetime of Barnett, only by him (or in the event of Executive's death, his estate),

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         7. CHARACTERIZATION. The Option granted hereunder is intended to be a nonqualified stock option and not an incentive stock option.

         8. RECAPITALIZATION AND OTHER ADJUSTMENTS. The number of shares subject to the Option (and the purchase price of such shares) will be equitably adjusted for any reorganization, recapitalization, reclassification, stock split, stock dividend or similar change in the Preferred Stock which occurs subsequent to the date of this agreement, it being understood that no adjustment shall be made to the shares subject to the Option in respect of the accretion to liquidation value or payment of dividends on such shares In accordance with the terms of the Preferred Stock.

         9. SALE OR REORGANIZATION. In case the Company is merged or consolidated with another corporation and the Company is not the surviving company, or in case all or substantially all the assets of the Company is acquired by another corporation, or in case of a reorganization or liquidation of the Company, the Board of Directors of the Company or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of the value of any outstanding portion of the Option by the substitution on an equitable basis of appropriate stock of the Company, or an appropriate stock of the merged, consolidated, or otherwise reorganized corporation following written notice to the holder of the Option, or (ii) give written notice to the holder of the Option of the contemplated transaction in order to permit the holder of the Option to elect to exercise prior to the effectiveness of such transaction.

         10. METHOD OF EXERCISING OPTION. At any time and from time to time prior to the termination or cancellation of the Option, Barnett may exercise all or a portion of the Option by delivering written notice of exercise to the Company, together with (i) a written acknowledgment, reasonably satisfactory to the Company, that Barnett has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Barnett regarding the Company and (ii) payment in full of the amount of the purchase price with respect to the number of shares with respect to which the Option is being exercised ("Exercise Price") by delivery to the Company of a cashier's or certified check or by wire transfer in immediately available funds in the amount of the Exercise Price. Barnett shall be liable for and shall remit to the Company all federal, state, local and foreign withholding taxes for which the Company may be liable with respect to the Option. As a condition to any exercise of the Option, Barnett will permit the Company to deliver to him all financial and other information regarding the Company and its affiliates which the Company believes necessary to enable Barnett to make an informed investment decision. In the event the Option shall be exercised by any person or persons other than Barnett, such notice of exercise shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

         11. SECURITIES LAWS RESTRICTIONS. Barnett represents that when Barnett exercises the Option, Barnett will be purchasing Preferred Shares for Barnett's own account and not on behalf of any other person. Barnett understands and acknowledges that federal and state

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securities laws govern and restrict Barnett's right to offer, sell, pledge or otherwise dispose of any Preferred Stock acquired on exercise of the Option unless Barnett's offer, sale or other disposition thereof is registered under the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws or such offer, sale or other disposition is exempt from registration thereunder. Barnett agrees that Barnett will not offer, sell or otherwise dispose of any shares of Preferred Stock acquired on exercise of the Option in any manner which would (i) require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission (or with any state securities commission or agency) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. Barnett further understands that the certificates for any Preferred Stock Barnett purchases will bear the legend set forth below or such other legend as the Company deems necessary or desirable to assure compliance with the 1933 Act and other applicable laws, rules and regulations.

The certificates representing Preferred Stock acquired on exercise of the Option will bear the following legend:

          "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF (OTHER THAN PURSUANT TO THE PUT AND CALL AGREEMENT DESCRIBED BELOW) UNTIL HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

          THE ISSUER IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS AND TO ISSUE SHARES IN MORE THAN ONE SERIES OF AT LEAST ONE CLASS. THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

          THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER, AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 15, 1997, AS THE SAME MAY BE AMENDED FROM TIME TO

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         TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER AT ITS PRINCIPAL
         EXECUTIVE OFFICES.

         THIS SECURITY IS SUBJECT TO CERTAIN REPURCHASE RIGHTS UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THAT CERTAIN PUT AND CALL AGREEMENT, DATED AS OF DECEMBER 15, 1997, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER AT ITS PRINCIPAL EXECUTIVE OFFICES, AND THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF ON OR PRIOR TO THE LAST DAY SUCH REPURCHASE RIGHTS MAY BE EXERCISED BY THE COMPANY.

         12. NO RIGHTS OF OWNERSHIP. Barnett shall have no rights of a stockholder with respect to shares of Preferred Stock to be acquired by the exercise of the Option until the date of issuance of a certificate or certificates representing such shares. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. All shares of Preferred Stock purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable. The Company shall give Barnett advance notice prior to declaring any cash dividend on the Preferred Stock to allow Barnett time to exercise the Option prior to the record date of any such dividend.

         13. OBLIGATION OF THE COMPANY. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Preferred Stock (which may be newly issued or treasury shares) as will be sufficient to satisfy the requirements of this agreement, shall pay all original issue taxes, if any, with respect to the issuance of shares of Preferred Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and shall, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

         14. MISCELLANEOUS.

         a. Notices. All notices, requests, consents, instructions and other communications required or permitted to be given hereunder shall be in writing and hand delivered, sent by nationally-recognized, next-day delivery service or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below; receipt shall be deemed to occur on the earlier of the date of actual receipt or receipt by the sender of confirmation that the delivery was completed or that the addressee has refused to accept such delivery or has changed its address without giving notice of such change as set forth herein.

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(i)      if to the Company as follows:

         DLJ Merchant Banking II, Inc.
         277 Park Avenue, 19th Floor
         New York, New York 10172
         Attention: Thompson Dean

         with a copy to:

         Donaldson, Lufkin & Jenrette Securities Corporation
         277 Park Avenue
         New York, New York 10172
         Attention: Ivy Dodes

         with a copy to:

         Weil, Gotshal & Manges LLP
         100 Crescent Court, Suite 1300
         Dallas, Texas 75201
         Attention: R. Scott Cohen
         (ii) if to RLB, as follows:

         Roger L. Barnett
         903 Park Avenue
         New York, NY 10021
         with a copy to counsel for RLB;

         Sonnenschein Nath & Rosenthal
         8000 Sears Tower
         Chicago, IL 60606
         Attention: Donald G. Lubin
                    Michael M. Froy

or such other address or persons as the parties may from time to time designate in writing in the manner provided in this Section.

                  b. Binding Effect. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, spouses, heirs and personal and legal representatives.

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         C. Headings. The headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

         d. Amendments/Waivers. No supplement, modification or amendment of this agreement shall be binding unless executed in writing by each of the parties hereto, No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

         e. Invalid Provisions. If any provision of this agreement is held to be invalid or unenforceable, such provision shall be automatically severed from this agreement and there shall be added to this agreement a provision as similar as possible to such severed provision as may be valid and enforceable, and the validity and enforceability of the other provisions of this agreement shall not be affected thereby.

         f. Survival. The representations, warranties and covenants hereunder shall survive any exercise of the Option.

         g. Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of New York, other than its laws respecting choice of laws,

         h. Counterpart. This agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         i. Entire Agreement. This agreement evidences the entire understanding and agreement of the parties relative to the matters discussed herein. This agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.

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         IN WITNESS WHEREOF, the Company has caused this agreement to be duly executed by its officer thereunto duly authorized, and Barnett has hereunto set his hand, all as of the day and year first above written.

                                                  AHC I Acquisition Corp.

                                                  By  /s/ David Wittels
                                                     --------------------------
                                                         Its Vice President


                                                  Roger L. Barnett

                                                   /s/ ROGER L. BARNETT
                                                  -----------------------------